UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2020

ZOMEDICA PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Phoenix Drive, Suite 180, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 369-2555

100 Phoenix Drive, Suite 190, Ann Arbor, Michigan 48108
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2020, Zomedica Pharmaceuticals Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of 20,833,334 of the Company’s common shares (the “Common Shares”) at a purchase price per share of $0.12 (the “Shares”) for aggregate gross proceeds to the Company of approximately $2.5 million, before deducting the placement agent fees and offering expenses payable by the Company (the “Registered Offering”). The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2018, and was declared effective on January 30, 2019 (File No. 333-228926) (the “Registration Statement”), a prospectus supplement thereunder dated February 12, 2020 and the accompanying prospectus dated January 30, 2019. The Registered Offering is expected to close on or about February 14, 2020, subject to satisfaction of customary closing conditions.

Pursuant to the Purchase Agreement, in a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offering”), the Company has also agreed to sell and issue to the Purchasers warrants (the “Warrants”) to purchase up to 20,833,334 Common Shares (the “Warrant Shares”). The Warrants will be exercisable beginning on the six-month anniversary of the date of issuance (the “Initial Exercise Date”) at an exercise price of $0.20 per share and will expire on the fifth anniversary of the Initial Exercise Date. The Private Placement is expected to close on or about February 14, 2020, subject to customary closing conditions.

Pursuant to a letter agreement dated as of February 10, 2020, the Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the Offering. The Company has agreed to pay Wainwright a cash fee of 7.25% of the aggregate gross proceeds in the Offering, excluding the proceeds, if any, from the exercise of the Warrants. The Company agreed to also pay Wainwright $75,000 for non-accountable expenses and $12,900 for certain clearing services.

In addition, the Company agreed to issue to Wainwright, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to 5.0% of the aggregate number of common shares sold in this offering, or up to 1,041,667 common shares (the “Placement Agent Warrant Shares”). The Placement Agent Warrants will have substantially the same terms as the Warrants being sold concurrently to the investors in this offering, except that the Placement Agent Warrants will have a term of five years from the effective date of the offering and an exercise price equal to $0.15 per share.

The foregoing descriptions of the Purchase Agreement, the Warrants and the Placement Agent Warrants are not complete and are qualified in their entireties by reference to the full text of the Purchase Agreement, the Warrant and the Placement Agent Warrant, copies of which are filed herewith as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. On February 12, 2020, the Company also issued a press release announcing the Registered Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

A copy of the opinion of Fasken Martineau DuMoulin LLP relating to the validity of the Shares is filed herewith as Exhibit 5.1.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the Private Placement and the issuance of the Placement Agent Warrants is hereby incorporated by reference into this Item 3.02. The Warrants, the Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Fasken Martineau DuMoulin LLP
10.1	Form of Securities Purchase Agreement, dated February 12, 2020, by and between the Company and the Purchasers
23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)
99.1	Press Release, dated February 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA PHARMACEUTICALS CORP.

Date: February 12, 2020	By:	/s/ Shameze Rampertab
Name: Shameze Rampertab
Title: Chief Financial Officer